 Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: December 21, 2018	By:	ANDERA PARTNERS /s/ Raphaël Wisniewski
		Name:	Raphaël Wisniewski
		Title:	Partner

By:	BIODISCOVERY 4 FCPR By: Andera Partners Its: Manager /s/ Raphaël Wisniewski
	Name:	Raphaël Wisniewski
	Title:	Partner

By:	BIODISCOVERY 5 By: Andera Partners Its: Manager /s/ Raphaël Wisniewski
	Name:	Raphaël Wisniewski
	Title:	Partner

By:	/s/ Raphaël Wisniewski
Raphaël Wisniewski